ASSET PURCHASE AGREEMENT


THIS ASSET PURCHASE AGREEMENT (The Agreement), is made and entered into as of the 4th day of May, 2010, by and between Peer Review Meditation and Arbitration, Inc., organized and existing under the laws of the State of Florida (Purchaser), and Terry Witkop and dba Witkop Office Machines, Inc and majority stock holder of Docs in a Row, Inc. existing under the laws of the State of Florida (Seller).

PREAMBLE

The parties hereto having completed appropriate due diligence investigations of each other, the Purchaser desires to purchase and Seller desires to sell and transfer certain assets of Seller presently used in the operation of the business conducted by Seller, upon the terms and subject to the conditions set forth herein.

ACCORDINGLY, THE PARTIES AGREE AS FOLLOWS:

                             ARTICLE 1
                        Sale and Purchase

Section 1. 1        Sale and Transfer of Assets. Seller hereby agrees
to sell, convey, transfer, assign and deliver to Purchaser at closing, as hereinafter defined, and Purchaser hereby agrees to purchase as herein provided, all the assets, property, rights, interests, intellectual property and software code for Docs in a Row and business of Seller of every kind and description, tangible or intangible and regardless of whether or not carried or reflected in the books and records of Seller, used in the operation of the Business, except for the assets and property described in Section 1.2 below. As used in this Agreement, "Business" is defined as Witkop Office Machines, Inc., specializing in dictation and transcription equipment; and Docs in a Row, Inc., which provides a complete software suite that provides a means to dictate and transcribe patient documentation. Docs in a Row uses the internet as the medium to send and receive voice files, documents and associated files.

The assets and property to be purchased and sold hereunder
(collectively, the Purchased Assets) include, but are not limited to, the following:

     (a) All machinery, equipment (including office equipment), tools, furniture, leasehold improvements, intellectual property and software code for Docs in a Row and all other personal property owned by Seller, and used in connection with the Business, including, but not limited to, those items listed or referenced in Exhibit A attached hereto and incorporated herein (collectively, the Fixed Assets), together with any expressed or implied warranties by the manufactures or sellers of any item or component part thereof and all maintenance records, brochures, catalogues and other documents relating thereto or to the installation or functioning thereof which are now in or may hereafter come onto the possession of Seller;

     (b) All of Sellers right, title and interest in and to all contracts, agreements, personal property leases, licenses, and commitments relating to the operation of the Business;

     (c) All business records - customer and supplier lists, mailing lists, payroll and personnel records, formulae, specifications, reports, data, notes, correspondence, contracts, files, and other documents in the possession of Seller relating to the operation of the Business, excluding only the corporate records and minute books of Seller;

     (d) All prepaid expenses, including but not limited to prepaid rent, prepaid utilities and prepaid insurance premiums for coverage of the Purchased Assets and for coverage of general liability for the operation of the Business;

     (e)  Any and all goodwill of Seller;

     (f) All the Sellers rights, title and interest in the trade names, and all the Sellers rights, title and interest any service mark used in the business or in conjunction with any web site or URL owned or reserved.

     (g) All the Sellers rights, title and interest in Copyrights, Intellectual Property and Proprietary Materials developed and used in its business.

     (h) All the Sellers inventory and other personal property held for sale or consumption in the Business, including inventory on order or in transit to the Business (collectively the Inventory) and;

     (i)  All computer software used in the operation of the Business.

Section 1.2 Excluded Assets. Anything in this Agreement to the contrary notwithstanding, Seller is retaining title to, and possession of, and Seller is not selling, conveying, transferring, assigning or delivering to Purchaser any of Sellers rights, title or interest in, to or under any of the following assets and property (collectively, the Excluded Assets);

  (a)  All accounts receivables up to the closing date.
  (b)  Account payables up to the closing date.
  (c)  Current bank accounts (pre-closing date).
  (d) A new business bank account will be opened for the sole purpose of depositing all income from business done from the closing date forward (to be held in escrow).
  (e) All insurance contracts on the lives of the officers of Seller, and the cash value of such policies, if any; and
  (f) All Sellers causes of action, judgments, claims, demands and rights of whatever nature against third parties arising out of or relating to events prior to the Closing Date.
  (g)  All refunds due in income or other taxes;



Section 1.3  Purchase Price.   The purchase price payable to the Seller
by the Purchaser in consideration for the Purchased Assets shall be $400,000 payable in cash and shares of PRMA, Inc. Common Stock subject to Transfer Restrictions. The purchase price shall be paid by Purchaser to Seller as follows:

  (a) $175,000 Note payable in two installments of $87,500, First payment due on or before July 15, 2010, second and final on or before October 15, 2010. Seller retains all rights until the final payment is paid in full.

  (b) Issuance at Closing of Fifteen thousand (15,000) Shares of Common Stock issued by PRMA Inc. Such shares shall be subject to transfer restrictions as required under the provisions of PRMA Restricted Common Stock Agreement. The aforesaid shares shall be issued to Terry Witkop pursuant to Subsection 2.1 (I) below; and

  (c) Purchaser will assume operational and employment expense. All accounts receivable cash flow from business done from the closing date forward shall be placed in a separate escrow account and applied to the installment payments and deducted from the $175,000 note. In the event the purchase price is not paid as stated above in 1.3(a) any monies in escrow belong to Seller. Purchaser has no right and will make no claim for the escrow monies.

Section 1.4 Assumption of Certain Liabilities. As further consideration for the Purchased Assets, at the Closing, Purchaser shall assume and agree to pay, perform and discharge, when due, the executory liabilities and commitments included in or pertaining to the Purchases Assets, but only to the extent of lease obligations that was incurred by Seller in the ordinary course of business (the Assumed liabilities), and Excluding:

  (a) Consequential damages arising out or any breach by Seller, at any time, of any such contract, agreement, lease, license or commitment; and

  (b) Non-contractual liabilities, claims or obligations arising out of or related to Sellers operation of the Business or Intellectual Property prior to the Closing Date;

  (c) Any liability of Seller for Federal, State of local income and franchise taxes applicable to operations prior to the Closing Date, and for sales tax , and any penalties, interest, fines or assessments in connection therewith;

  (d) Any liability for commitments relating to intellectual property rights or employment, relocation or termination of any employees of Seller;

  (e) Any matter required to be disclosed in response to Sellers representations and warranties set forth in Article 2, but not so disclosed;

  (f) Liabilities or obligations in respect of previous sales of the assets of Seller outside of the ordinary course of business;

  (g) Obligations or expenses of Seller in connection with the transactions contemplated hereby, including, without limitations, legal and accounting fees and expenses and brokerage finders fees due; and

  (h) Liabilities imposed upon Seller as a result of litigation pending against Seller as of Closing Date.

                             ARTICLE 2
         Representations and Warranties of Seller and Purchaser

Section 2.1 Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as follows:

  (a) Due Incorporation and Organization. Seller is a former general partnership and now duly organized as a S-Corporation, validly existing and in good standing under the laws of the State of Florida, with all requisite corporate power and authority to carry on the Business as now being conducted, and to own, operate, lease and utilize the assets, properties and businesses of Seller, including the Business.

  (b) Authority. Seller has the legal power and authority to enter into and perform this Agreement and the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Seller and the transactions contemplated by this Agreement have been duly and validly approved and authorized by all necessary corporate and shareholder action of Seller.

  (c) Personal Property Leases. Seller enjoys peaceful and undisturbed possession under all leases of personal property. To the best of Sellers knowledge, all such leases are valid and effective in accordance with their respective terms, and no default with respect to such leases has occurred.

  (d) Title to Personal and Intellectual Property. Seller has good and marketable title to all of the Fixed Assets, Intellectual Property and other personal property conveyed hereunder (including owned personal property that is not reflected on the Sellers balance sheet as a result of being fully depreciated or not required to be reflected thereon in accordance with generally accepted accounting principles), and all such personal property is held by Seller free of all liens, encumbrances, security interests and charges.

  (e) Compliance with Applicable Laws. The Seller has complied with all laws, regulations and orders applicable to the Business. The Business is not in default with respect to any order, writ, injunction or decree of any court or any court or Federal, State, Municipal or other Governmental authority or agency. The Business as now operated does not violate any zoning ordinance, restrictive covenant, administrative regulation, environmental law or regulation, or any other provision of law.

  (f) Taxes. The Seller has filed all Federal, State and local tax returns, listings and reports required by law to be filed by it with respect to the operation of the Business, and has paid or shall pay on the closing date all taxes which are due pursuant to such returns, listings and reports.

  (g) Actions Pending. There are no actions, suits or proceedings pending or, to the knowledge of Seller, threatened against or affecting the Business at law or in equity, or before any governmental or public office, agency or authority which involves the possibility of any liability or which may result in any adverse change in the operation or ownership of the Business or the Purchased Assets.

  (h) Condition of Leased Premises. The premises currently leased by Seller for the operation of the Business (the Leased Premises), which premises are more fully described in Exhibit C, and all mechanical systems and equipment serving the premises are in good and operable condition.

  (i) Brokers. Seller and Purchaser agree that there was no broker or finder who brought about the subject transaction. Each party agrees to indemnify and save harmless the other in the event of a third party claim.

  (j) Condition of Fixed Assets. All Fixed Assets conveyed hereunder are in good and operable condition, normal wear and tear excepted.

  (k) Absence of Conflicts and Consent Requirements. Sellers execution and delivery of this Agreement and performance of its obligations hereunder, including the sale of the business and the Purchased Assets hereunder, do not (i) conflict with or violate Sellers Articles or Bylaws, (ii) violate or, alone or with notice or the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate or declare a default under, the terms of any written agreement to which Seller is a party or by which its properties or assets may be bound; or (iii) violate any judgment, order, decree, or to the knowledge of Seller, any law, statute, regulation or other judicial or governmental restriction to which Seller is subject.

  (l) Licenses, Permits and Compliance with Law. Seller holds all licenses, certificates, permits, franchises and rights from all appropriate Federal, State or other public authorities necessary for the use of the Purchased Assets in the operation of the Business, and all such material licenses, certificates, permits, franchises and rights are set forth in Exhibit D attached hereto and incorporated herein. Seller is presently conducting the Business so as to comply with all applicable statutes, ordinances, rules, regulations and orders of any governmental authority, including but not limited to any law, ordinance or regulation relating to the handling, storage, transportation, treatment or disposal of any Hazardous Substance as defined under the Comprehensive Environmental Recovery Compensation and Liability Act (CERCLA), 42 U. S. C. 9601 et. seq., as amended, or any petroleum or petroleum-bases substance. Further, to its knowledge, Seller is not presently charged with and Seller is not under governmental investigation with respect to any actual or alleged violation of any statute, ordinance, rule or regulation affection the Purchases Assets or the Business.



Section 2.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as follows:

  (a) Due Organization. Purchaser is a corporation duly organized, existing and in good standing under the laws of the State of Florida.

  (b) Authority. Purchaser is authorized to do business in Florida. Purchaser has the legal power and authority to enter into and perform this Agreement and the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Purchaser and the transactions contemplated by this Agreement have been duly and validly approved and authorized by all necessary corporate action of Purchaser. Neither the execution and delivery by the Purchaser of this Agreement, nor the consummation of the transactions contemplated hereby, non compliance by Purchaser with any of the provisions hereof will: (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of Purchaser, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or any of its properties or assets.

  (c) Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Purchaser in such a manner as not to give rise, as the result of any action of Purchaser, to any valid claim against the Seller for a brokerage commission, finders fee or other like payment.


                              ARTICLE 3
                               Closing

Section 3.1 Closing Date. The closing for the consummation of the transactions contemplated by this Agreement (the Closing) shall take place at the offices of the Purchaser on or before May 4, 2010.

Section 3.2 Obligations of Seller. At the closing, Seller shall deliver to Purchaser, as appropriate:

  (a) Such warranty deeds, leases, bills of sale, endorsements, assignments, and other good and sufficient instruments of conveyance and transfer, and such further assurances and evidences of conveyances as may be reasonably requested by Purchaser in form satisfactory to Purchaser and its counsel, as shall be effective to vest, in accordance with the terms of this Agreement, all rights, title and interest in and to the Purchased Assets and other rights contemplated by this Agreement;

  (b) The books, records and other documents to be acquired by Purchaser pursuant to Section 1.1 (c) hereof; this will include a new bank account/Quick books account for depositing of all monies received for the escrow payments.

  (c) A Non-Compete and Employment Agreement pursuant to Section 4.5 hereof; and

  (d) Copies certified by the Secretary or Assistant Secretary of Seller, of the approval by the Board of Directors and all shareholders of Seller authorizing the execution, delivery and performance of this Agreement and all other agreements, documents and instruments relating hereto and the consummation of the transactions contemplated hereby.

Section 3.3 Obligations of Purchaser. At the closing, Purchaser shall execute all requested documents to effectuate the terms of this Agreement and/or deliver to Seller payment of the purchase price.

                              ARTICLE 4
                          Covenants of Seller

Seller agrees and covenants with Purchaser as follows:

Section 4.1 Conduct of the Business. Except as otherwise agreed to in writing by Purchaser, Seller shall conduct the Business only in the ordinary course and shall take no action which should interfere with or prevent performance of this Agreement. Seller agrees that, unless Purchaser agrees in writing, until the Closing Date:

  (a) Preservation of the Business. Without purporting to make any commitment on behalf of Purchaser, Seller shall exercise all reasonable efforts to: (i) preserve intact the present business organization and personnel of Seller; (ii) preserve the present relationship of Seller with all persons having business dealings with Seller; (iii) preserve and maintain in force all licenses, permits, registrations, franchises, and other similar rights applicable to the Business; and (iv) comply with all laws applicable to the conduct of the Business.

  (b) Maintenance of the Purchased Assets. The Purchased Assets shall be maintained in good repair, order and condition, reasonable wear and tear excepted.

  (c) Employment Agreement. Seller shall not enter into any employment or consulting agreements or terminate any employee of the Business without prior notice to the Purchaser.

  (d) Insurance. The Seller shall maintain in full force insurance covering loss or damage to the property conveyed hereunder and general liability coverage for operation of the Business, and shall take all actions necessary to preserve all rights under such insurance. As of the closing date, this insurance will be the responsibility of the Purchaser.

  (e) Books and Records. Seller shall maintain complete and accurate books, accounts and records for the Business in the usual, regular and ordinary manner, and on a basis consistent with prior years.

  (f) Compensation. Seller shall not: (i) increase the compensation payable to any personnel of Seller except in the ordinary course of business and in accordance with usual and customary compensation practices; or (ii) introduce any pension of profit-sharing plan, or any other employee benefit arrangement affecting the Business.

  (g) Accuracy of Representations and Warranties. Seller shall not take any action which would render any representation or warranty made herein by Seller untrue in any material respect as of the Closing Date.

Section 4.2 Notice of Breach or Failure of Condition. Seller will give notice promptly to Purchaser of the occurrence of any event or the failure of any event to occur that would preclude the satisfaction of any condition contained herein.

Section 4.3 Further Assurances. Seller shall promptly execute and deliver such instruments and take such actions as Purchaser reasonably may request in order to effect the transactions contemplated by this Agreement and to satisfy each of the conditions set forth in Article 6 of this Agreement.

Section 4.4 Best Efforts of Seller to Obtain Consents. Seller shall use its best efforts to obtain promptly all consents and authorizations of third parties, to make all filings, and to give all notices to third parties which may be necessary and reasonably required in order to effect, or in connection with, the transactions contemplated by this Agreement.

Section 4.5 Non-Competition and Employment Agreement. Seller and all shareholders of Seller shall enter into an agreement with the Purchaser at closing, which agreement shall be substantially in the form of Exhibit B attached hereto and incorporated herein.


                               ARTICLE 5
                  Covenants of Purchaser and Seller

Section 5.1 Publicity. Purchaser and Seller agree to maintain in confidence information concerning this Agreement and the transactions contemplated by this Agreement. The parties shall consult with each other prior to any public announcements or disclosures required by law to be made with respect to the transactions contemplated by this Agreement, and no other announcements will be made without mutual consent of the parties.

Section 5.2 Best Efforts. Purchaser and Seller will use their best efforts to perform or cause to be satisfied each covenant or condition to be performed or satisfied by them.

Section 5.3 Governmental and other Filings. Seller and Purchaser agree to cooperate with each other in filing any necessary applications, reports or other documents with any Federal; or State authorities having jurisdiction with respect to the transactions contemplated by this Agreement and in seeking necessary consultation with and favorable action by any such agencies, authorities or bodies.

Section 5.4  Cooperation After Closing.  After the Closing Date,
Purchaser and Seller shall whenever and as often as shall be reasonably required by the other, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all further instruments as may be necessary or expedient to consummate the transactions provided for in this Agreement.




                               ARTICLE 6
                          Conditions to Sale

Section 6.1 Conditions Precedent to Obligations of Purchaser. All obligations of Purchaser under this Agreement are, at the option of Purchaser, subject to and shall be conditioned upon the satisfaction on or prior to the Closing Date, of each of the following additional conditions:

  (a) Representations, Warranties and Agreements of Seller. Except for changes contemplated by this Agreement and changes occurring in the ordinary course of business, the representations, warranties and agreements made by Seller herein shall be true in all material respects on an as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date. Seller and all shareholders of Seller shall have performed in all material respects the obligations, agreements and covenants undertaken by them herein to be performed at or prior to the Closing Date.

  (b) Consents to Assignments. Purchaser shall have received evidence, satisfactory to Purchaser and its counsel, that any necessary consents to the assignments of the contracts agreements, leases, licenses and commitments contemplated hereunder have been obtained.

  (c) Necessary Approvals: Regulatory Authorizations. All authorizations and approvals of any third parties, including Federal or State regulatory bodies and officials, necessary, in the reasonable opinion of Purchaser, for the consummation of the transactions contemplated by this Agreement, and the continuation in all material respects of the business without interruption after the Closing Date in substantially the manner in which such business is now conducted, shall have been received and shall be in full force and effect.

  (d) Corporate Authorization. All resolutions and actions necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller shall have been duly and validly made and taken, and Seller shall have full power and right to consummate the transactions contemplated hereby.

  (e) Execution of New Lease. Purchaser and the Landlord of the premises shall enter into a new lease of the Leased Premises on terms and conditions satisfactory to Purchaser and its counsel; or approve an assignment of the present Lease Agreement. Purchaser agrees to maintain the existing premises until December 31, 2011.

  (f) Status and Condition of the Business and the Leased Premises. The Business and the Leased Premises shall not have suffered, prior to the closing, any loss or damage on account of fire, flood, accident or any other calamity to an extent that would materially interfere with the conduct of the Business or materially impair its value as a going concern, regardless of whether any such loss or losses have been insured against. Purchaser shall have had full opportunity to enter upon the Leased Premises and make such examinations thereof as it deems necessary. The results of such examinations must be satisfactory to Purchaser, in its sole discretion.

  (g) Payment of Transfer Taxes. The Seller shall have paid or made provision for payment of all transfer taxes sales taxes or other similar taxes, which become due by reason of the transactions herein provided, if any.

Section 6.2 Conditions Precedent to Obligations of Seller. All obligations of Seller under this Agreement are subject to and shall be conditioned upon the satisfaction prior to the Closing Date, of each of the following conditions:

  (a) Representations, Warranties and Agreements of Purchaser. The representations, warranties and agreements made by Purchaser herein shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, except as affected by transactions contemplated hereby. Purchaser shall have performed in all material respects the obligations, agreements and covenants undertaken herein to be performed at or prior to the Closing Date.

  (b) Corporate Authorization All resolutions and actions necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Purchaser shall have been duly and validly made and taken, and Purchaser shall have full power and right to consummate the transactions contemplated hereby.

                               ARTICLE 7
                         INTENTIONALLY DELETED

                               ARTICLE 8
                              Termination

Section 8.1 Termination by Mutual Consent. At any time on or prior to the Closing Date, this Agreement may be terminated by the mutual consent of Purchaser and Seller without liability on the part of any party. In the event of the termination of this Agreement by mutual consent, this Agreement shall become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders.

Section 8.2 Termination Upon Breach or Default. At any time on or prior to the Closing Date, if a material default shall be made by a party in the observance or in the due and timely performance of the covenants herein contained, or if there shall have been a material breach by a party of any of the representations and warranties set forth in this Agreement, Purchaser or Seller, as the case may be, may terminate this Agreement without prejudice to its other rights and remedies, including such party's right to recover its expenses, costs, and other damages. In the event of a breach or Default by Purchaser, all rights, all assets and intellectual property and items listed on Exhibit A shall be returned to Seller in the same or better condition as before the breach or default and all monies accrued in the escrow account shall be retained by the Seller.

Section 8.3 Termination Based Upon Conditions. If the conditions of this Agreement to be complied with or performed by a party on or before the Closing Date shall not have been complied with and such noncompliance or nonperformance shall not have been waived, the party to whom the benefit of such condition runs may terminate this Agreement without prejudice to its other rights and remedies, including such parties right to recover its expenses, costs and other damages.


                               ARTICLE 9
                            Miscellaneous

Section 9.1 Bulk Sales Compliance. The parties agree to waive compliance with the Bulk Sales provisions of the Uniform Commercial Code of the State of Florida. The Seller agrees to hold harmless and indemnify Purchaser as to any and all claims, damages, costs and expenses incurred by virtue of such waiver. In the event that any such claims may hereafter arise, the Seller agrees to satisfy such claims by the surrender to Purchaser of a sufficient quantity of shares of Peer Review Meditation and Arbitration, Inc. from those being issued as consideration for the subject transaction.

Section 9.2 Amendment. This agreement may be amended, modified or supplemented in whole or in part only by an instrument in writing executed by both Purchaser and Seller.

Section 9.3 Assignment. The parties agree that neither this Agreement nor any rights created hereby shall be assignable by any party without the prior written consent of the other party.

Section 9.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument.

Section 9.5 Expenses. Seller and Purchaser shall each bear the respective expenses incurred by them in connection with the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

Section 9.6 Entire Agreement. This Agreement contains the entire agreement between Purchaser and Seller with respect to the sale of the Purchased Assets and related transactions and supersedes all prior arrangements or understandings with respect thereto.

Section 9.7 Descriptive Headings. The description headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.

Section 9.8 Notices. All notices or other communications that are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:


IF TO PURCHASER:   Willis Hale, President
                   1450 South Dixie Hwy.
                   Boca Raton, FL 33432


IF TO SELLER       Terry Witkop
                   4179 SW 64th Av, Suite 201
                   Davie, FL 33314


Section 9.9 Specific Performance. Seller acknowledges that the Purchased Assets are unique and that if Seller fails to consummate the transactions contemplated by this Agreement, as to the business that has been ongoing, such failure will cause irreparable harm to Purchaser for which there will be no adequate remedy at law. Purchaser shall be entitled, in addition to its other remedies at law, to specific performance of this Agreement of Seller, without just cause, refuses to consummate the transactions contemplated by this Agreement.

  (a) Purchaser acknowledges that in the event of failure to pay promissory notes when due, that all rights and purchased assets will revert back to Seller and Seller will retain all escrowed funds and return stock equity to Purchaser.

  (b) Purchaser acknowledges that this Agreement is the controlling document and the Joe Santiago Asset Purchase agreement will be void in the event this Agreement is not executed or is void.

Section 9.10 Survival of Covenants, Representations, Warranties and Indemnifications. All covenants, representations and warranties made by any party to this Agreement shall be deemed made for the purpose of inducing the other parties to enter into this Agreement. The representations, warranties and covenants contained in this Agreement shall, except as otherwise provided in this Agreement, survive the Closing indefinitely. The provisions of Article 7 of this Agreement shall survive the Closing indefinitely. The covenants, presentations and warranties of both Seller and Purchaser are made only to and for the benefit of the other party to this Agreement and shall not create or vest rights in other persons.

Section 9.11 Controlling Law. This Agreement shall be governed by and construed pursuant to the laws of Florida.



IN WITNESS WHEREOF, the parties have caused this Agreement, consisting of 13 pages, including this page, to be executed by their authorized officers on the date stated above.

PURCHASER: PRMA, Inc.					ATTEST:


BY:   /s/Willis Hale                       BY:   /s/Marc E. Combs
Name: Willis Hale                           Name:  Marc E. Combs
Title:  Chief Executive Officer

SELLER: Terry Witkop DBA Witkop Office Machines, Inc.

								ATTEST:  Marc E. Combs


BY:  /s/Terry Witkop                        BY:  /s/Marc E. Combs
Name Terry Witkop                              Name: Marc E. Combs
Owner, Director, and Shareholder of
Witkop and Docs in a Row